Exhibit 99.2


                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                          Page 1


                               MARVEL ENTERPRISES

                             Moderator: Peter Cuneo
                                 April 28, 2005
                                   9:00 am ET


Operator:             Ladies and gentlemen, thank you for standing by and
                      welcome to the Marvel Enterprises First Quarter Conference
                      Call.

                      During the presentation, all participants will be in listen only mode. Afterwards we will conduct a question and answer session.

                      At that time, if you have a question please press the 1 followed by the 4 on your telephone.

                      As a reminder, this conference is being recorded Thursday, April 28, 2005.

                      I would now turn the conference over to Mr. Peter Cuneo, Vice Chairman of the Board at Marvel.

                      Please go ahead, sir.

Peter Cuneo:          Good morning everyone, and welcome.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                          Page 2


                      We are very happy to have you with us today. There is a lot of news on Marvel so we want to get right to it. With us today is Avi Arad who of course is the CEO of Marvel Studios and our Chief Creative Officer.

                      Avi is joining us from Mexico. We also have David Maisel here from New York who is the president of Marvel Studios and Ken West who is our Chief Financial Officer.

                      After we read our Safe Harbor Statement, Ken West will comment on our first quarter financial performance and full year guidance then Avi Arad will address the new Marvel film slate, which if we do close it, would be a transforming event for Marvel.

                      Avi will also update you on other film and television developments and then David Maisel is going to describe some of the key deal element that would underlie this film slate arrangement.

                      This - I want to emphasize that the new film slate is a radical departure in our business model but is not a departure from a financial model. And by that I mean obviously, we would be much more deeply involved in film making and then the potential profits from films, but the
                      - Marvel's commitment -- financial commitment to not investing its own capital as we have talked about many times will still be maintained in that film slate. And we'll give you some more details on that shortly.

                      So without further ado, how about the Safe Harbor
                      Statement?

                      Some of the statements that the company will make on this conference call are forward-looking statements that involve risk and uncertainties such as the statements of the company's plans, expectations and financial guidance.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                          Page 3


                      Although forward-looking statements reflect the company's good faith and beliefs, they are not guarantees of future performance and involve risk and uncertainties, and the company's actual results could differ materially from those discussed on this phone call.

                      Some of these factors are described in today's news announcement and the company's filings with the Securities and Exchange Commission, including the company's reports on Form 10-K and 10-Q.

                      Marvel assumes no obligation to publicly update or revise any forward-looking statements.

Peter Cuneo:          Thank you.

Peter Cuneo:          Ken West.

Kenneth West:         Thank you Peter and good morning.

                      Given a number of developments announced this morning, I'll keep my remarks brief and highlighting our first quarter financial performance reviewed in this morning's release.

                      We're glad to announce the successful resolution of all outstanding litigation with Stan Lee, which resulted in a $10 million charge in this first quarter or approximately $0.06 per share.

                      While I cannot go into details of the settlement, I do want to remind everyone that Marvel created reserves for this litigation in 2004 that addressed our estimate of possible monies owed to Mr. Lee through that date. The charge

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                          Page 4


                      we announced today as previously recognized reserved for this matter resolved all past and the future royalty claims to our studio profitability claimed by Mr. Lee under his employment agreement.

                      We believe the settlement represents a win-win for both sides as it allow us to eliminate any possible future liability related to this feature of his employment contract.

                      Finally, with respect to our announcement of the Marvel produced film slate to be backed by non-recourse third party funding, it is premature for Marvel to assess the full impact of this agreement on our future financial performance.

                      We hope to close the funding for this film slate this summer, at which time, we'll be in a better position to provide further details with respect to the financial impact of this revolutionary structure, which is not expected to affect our 2005 guidance release this morning.

                      Note that for the most part, cost related to films produced under the structure will be funded in a non-recourse basis by the propose film fund. Sheltering Marvel from most financial risk and creating a very attractive structure for us to directly enter the film production business.

                      Now, looking at the first quarter.

                      As anticipated, first quarter consolidated net sales decreased 15% to $104 million compared to last year. The decrease is chiefly attributable to an expected decline in Marvel produced toy sales, more than half of which was offset by improved revenue contributions from our licensing and publishing segment.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                          Page 5


                      Our first quarter licensing results include $11 million in gross revenues from the consolidation of our licensing joint venture with Sony for the Spider-Man feature film franchise compared to the year ago first quarter in which our portion of the joint venture's result was recorded as equity in net income of the joint venture amounting to $8.1 million.

                      First quarter net sales also benefited from nearly a doubling of international licensing sales to $9.4 million. Operating margin in the licensing division was approximately 56%, which reflects the impact of the $10 million charge to increase the reserve to settle the Stan Lee claim.

                      Without this accrual, the division's operating margin would have been approximately 70% in line with the targeted guidance range we have previously provided.

                      Looking briefly at our other operating divisions, first quarter net sales in the publishing segment rose approximately 14%, reflecting strength in our core comic book and trade paper back businesses, and the publishing division's operating margin rose to 40% versus 37% last year, reflecting an improving mix of products.

                      We expect to continue the publishing division's operating margins of approximately 40% throughout 2005.

                      On a company-wide consolidated basis, operating income declined 16% in the first quarter reflecting the non-recurring charge to settle with Stan Lee.

                      Excluding the Stan Lee charge, our operating margin would have been 56% an improvement over the year ago operating margin of 47%. Giving effect to the Stan Lee charge, our net operating margin was 46%.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                          Page 6


                      Including the impact of the Stan Lee settlement, first quarter net income was $27.7 million, although our net income guidance of $29 million to $34 million and our first quarter earnings per share was in line with the bottom end of our earnings per share guidance range of $0.25 cents to $0.29 cents.

                      Certainly, had we not incurred the legal settlement charge, Marvel would have exceeded both its net income and earnings per share guidance for the first quarter.

                      During the first quarter, Marvel generated net operating cash flow of $39 million. Our balance sheet reflects no long-term debt and cash and short-term investment amounting to $243 million or in excess of $2 per share.

                      With respect to our share repurchase authorization, Marvel was again unable to complete any repurchases during the first quarter as we were precluded from any trading activity as a result of our private dialogues regarding the film fund transaction.

                      Having disclosed that initiative today, Marvel will once again be free to pursue such transactions within our normal quarterly trading windows.

                      Now with respect to guidance.

                      As previously announced, Marvel has ceased providing quarterly guidance figures commencing with this 2005 second quarter, but we will continue to provide full year revenue, net income, and earnings per share guidance and updates each quarter.

                      Today, we are reaffirming our previous full year 2005 guidance.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                          Page 7


                      Reflected in this guidance is the $10 million one time charge related to settling the Stan Lee claim and the elimination of approximately $4 million or $0.02 cents per share after tax of anticipated expense for stock options as initially required by FASB statement 123, which pronouncement was recently delayed until 2006.

                      Please review the guidance section in this morning's press release for a list of key 2005 drivers and in summary, from my financial standpoint, Marvel continues to be on a very sound footing in both its operations and capital structure.

                      Peter.

Peter Cuneo:          Ken, thank you very much.

                      Avi?

Avi Arad:             Good morning, indeed a good morning it is.

                      Well, let's start first with the big news about new slate, as you read from the statement, Marvel entered into an agreement with Paramount to distribute the slate of films to be produced by Marvel based on a non-recourse facility made available to us by Merrill Lynch.

                      The idea behind the slate is to gain more control over our future, start building a library, get the full impact of our licensing business, as you read from the statement in addition to increasing the licensing revenues and revenues from the films. As you know Marvel by licensing films, IP left on the table sizable amounts of money and we feel that this is the right course for our future.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                          Page 8


                      As you look - as I go into our schedule, you'll see some changes in what movies coming in 2006 and 2007 and this is a major reason to do what we are doing, the things that were supposed to be in 2006, something like Iron Man for example, it moved and it moved because the studio had some issues with the director and so on and so forth and that the movie was moving and we feel that on this new distribution agreement, we'll have a firmer grip on when and how to release our movies.

                      We have found an excellent partner in Paramount. Paramount for us, is a new, if you call it, a new partner that we have - we are good for each other. They need the Marvel brand and it fits the kind of the thing that they were looking for and there is a new vibrant exciting management in Paramount and we feel that this is a long-term partnership, and it will help us get where we are going in order for us to do what we are doing, we, you know, Fantastic Four is our twelfth movie.

                      So we developed a lot of experience over the years in developing products, the talent pool available to us, our relationship, it's all about the talent in making movies -- the script, the actors, the directors and we have excellent connections in this community and lot of our community actually has a great interest in being part of the Marvel characters and Marvel pictures.

                      So again we - the non-recourse aspect of it is very important, Marvel is not taking the risk, the only collateral for this facility are the characters themselves and in order for that to take place, we have to do something pretty bad and history says we don't.

                      The only part of it, if you read the release, and it talks about some of the pre-production for example, preparing the script, which is something that we will

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                          Page 9


                      develop outside of the facility, but once we go into greenlight, all expenses leading to making a movie become cost of the production and again part of the non-recourse facility.

                      Under this facility we have important tent pole movies and the movies will vary from as low as a $45 million - $50 million movie to top of the line $180 million movie. Our agreement with Paramount is to have a mutual, we have lot, we have creative input, creative control on the marketing end. Obviously as far as film making, we have full control because we are the producers of the movie, and although we have a great partnerships out there with the studio and we all do a lot of good work together, having more control of our future was an important stage in going forward, for Marvel, and building our library and so on.

                      The titles that are in this facility, some of them you are familiar with like Captain America, Nick Fury, and The Avengers again the big tentpole movies that will produce sequels, will support all core business such as toys, licensing, video games, television shows, animation and so on, and it will be a non-restrictive kind of add-on.

                      Paramount has a unique situation in the market place having network and cable and radio and youth marketing, they have Nickelodeon pictures, they have MTV pictures, and obviously Paramount, and we view the strategic alliance as a valuable one and hopefully some time at the end of 2007, beginning of 2008, we'll be introducing our first movie and process of development has begun.

                      Actually we have been training and learning and developing toward this day, over the last six years we have learned about the process and we waited for

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 10


                      the day that we'll be comfortable to go forward and feel that we can responsibly do what needs to be done.

                      So that's as far as slate is concern, as far as schedule, and that's where I'll give you a little bit of the State of the Union Address, in 2005 we had the less than stellar performer in Elektra, but there is always a silver lining, interestingly so, although in the box-office, Elektra was not - didn't live up to her expectations, when the DVD came in, it made the headlines because although the box office was, you know, let us call it okay at best, the DVD was extremely successful, which is again, it bodes well for our community, for the Marvel brand, and for the value of the characters.

                      So, at the end of the day our partners Fox and New Regency will do okay and obviously Marvel will do okay with it. July 8, we'll have the Fantastic Four, Fantastic Four is a big picture for us and for Fox. The movie turned out to be beautiful, the energy is building behind it, we are in a unique summer in the Fox schedule because there is one movie there that everybody is going to see and it's Star Wars, and our trailer is attached to it.

                      Again Fox, very much like Paramount has all these big guns from network to cable operations that help promote the movie, and this movie is promoted in a big way across all company assets.

                      We've had special deals with X Games, SBC, Burger King, including our own promotion that is starting very soon with a 60-minute commercial that is there to promote the toys and the Fantastic Four character brand as a whole.

                      We have a successful direct to school program with the Fantastic Four called "Do the Right Thing" that has been initiated by our publishing division and we are getting terrific feed back from the kids and parents and it's something

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 11


                      that we feel we tapped into an important marketing resource, going directly to the kids.

                      We have a beautiful expensive toy line that is an opportunity for us, they're called the Fantastic Four, because they are four fantastic characters, and each character is a fantastic toy, so we have some interesting opportunities on a worldwide basis.

                      We introduced the movie to the movie parade in ShoWest to a resounding success and enthusiasm and we expect to do well with it and that's the 2005.

                      Going into 2006, we have two major events, the big event is X-Men 3, which is going to be Memorial Day 2006, and again, this is another juggernaut in our library. X-Men 3 in many ways will be bigger than X-Men 1 and 2, we have a bigger story.

                      All the stars are back in. We have a terrific director out of England, very fresh, very interesting young man who together, we are putting something that everybody came back once they understood the story and the script so we have high expectations. We know the movie will be great.

                      The next event is Ghost Rider that is filming in Australia. Ghost Rider again - X-Men by the way is a PG-13 movie, and obviously there is a lot of awareness, and if you remember X-Men 1 did $150 domestic, X-Men 2 did $250 domestic. So, this is one of these franchises that we expect to continue.

                      Ghost Rider, we are making with Sony, it is a Nick Cage movie. It's a great story about, I do not know if you saw on the Internet when we introduced the Hell Cycle for the first time, it's again, a PG-13 movie that is edgy, has a very, very different product line because it deals with probably the hottest

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 12


                      phenomena in the country today which are choppers and we have very unique choppers.

                      Therefore, we feel one, we have a very unique video game coming up, and really interesting toy line that is full of compliments, everything we are doing because it's really more driven by play.

                      And some of you may remember the old Evel Knievel kind of a toy line and a radio control and all these, I would say medium to high ticket product that generate extensive sales, retailers are very excited about Ghost Rider and X-Men and again, in our tradition, both movies - as they come to the market, they'll be - if preceded or followed immediately by a video game, I forgot to mention, let me go back to Fantastic Four.

                      We have a Fantastic Four animated show to follow after the release of the DVD by Fox. So, there'll be Fantastic Four continuity, the animated show is designed in a way that again, it will give us continuity and a new toy line to continue, so in between sequels, we wouldn't go dark.

                      Back to 2006 sometimes later this year we are going to commence production on Punisher 2 hopefully within the next three months. So, Punisher 2 also would come out in 2006. The changes that you saw, the major change was something like Iron Man - hold on for one second.

Peter Cuneo:          Well, why don't we go forward?  I am not sure...

Avi Arad:             I'm back, hello?

Peter Cuneo:          All right Avi, go ahead.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 13


Avi Arad:             Am I back?

Peter Cuneo:          Yes, we have about one more minute.

Avi Arad:             Hello?

Peter Cuneo:          Yes, Avi?

Avi Arad:             Did we get back?

Peter Cuneo:          Yes, go ahead.

Avi Arad:             Okay cool. So, you see on the schedule, some of the movies went into TBD instead of being on the schedule and when you look at it, this is a direct function of our interest in getting more control of our destiny, Iron Man, that maybe should've been in 2006, moved out of our control into 2007, maybe.

                      So because of the word "maybe" we indicated it to be a TBD. We hope that the future will allow us to be even more predictable on our schedules and same as with Luke Cage and Deathlok, we are in development currently on as you see, at the bottom on many, many movies and if you notice what's common to these movies is again they are there to promote all core business, not specifically to anything but, okay?

Peter Cuneo:          All right, thank you very much Avi, we appreciate it.

                      We're going to ask David Maisel to take about four minutes to cover some of the boilerplate business details on the financial film slate that we announced today.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 14


                      David?

David Maisel:         Thanks Peter.

                      I'm going to reiterate some of the details that are in the press release and some that Avi went through. I think it's important as you all hear and learn about this new film slate venture, you'll understand the uniqueness of the structure with the bottom line being what Peter and Avi have mentioned, that it allows Marvel to get really the full upside from its movie projects without taking any material risk from Marvel Corporate.

                      The key details again, a $525 million revolving facility, which will be all debt, there is no equity component. It is non-recourse to Marvel Corporate as we discussed, a separate subsidiary so that in a worst case scenario where the performance of the subsidiary do not pay back the debt, there will be no exposure to the debt -- I reiterate that, no exposure to the debt -- from Marvel Corporate.

                      The collateral as we discussed is the theatrical film rights of the 10 characters that are pledged, and again, only the theatrical film rights, no other rights to those characters at all.

                      We have mentioned Captain America and Nick Fury as those characters, they will be telling more about the characters as we get to closing.

                      Marvel will fund the development as Avi mentioned, of the scripts and so on and some incremental overhead. It's an immaterial amount, and a majority of that amount will be reimbursed upon green light of the movie, all development costs and part of the overhead cost.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 15


                      These films will be non R-rated films. It will be in the sweet spot, the PG and the PG-13 films. Feasibility of these films from $45 million to $180 million, and as Avi mentioned, Marvel has the greenlight ability and totally manages the entire production and creative process and then works with our partner, Paramount, in marketing and distribution.

                      There is four major benefits to this. Marvel - number one, as we discussed, we'll get the profits from its movies. Obviously in the past, these profits have been very significant and now Marvel has a chance to enjoy those profits now, this includes revenues from all sources including 100% of the home entertainment DVD revenue.

                      Secondly, it allows Marvel to overtime, build its own film library, and third and fourth, two very important and very unique factors here. Marvel will also receive an off the top producing fee for its services.

                      This allows the structure not only to be non-recourse to Marvel Corporate, but to essentially have very little to no opportunity cost for Marvel.

                      And as a producing fee, we will receive similar rates that if we have done a traditional license bill to the studio. And lastly and fourth, we receive all the ancillary revenues including merchandising that are related to our property and to our films without having to share those with any third party.

                      Those are the core financial benefits. There is also qualitative benefit as well as Avi has mentioned or alluded to, this gives Marvel a much greater control of its destiny regarding these films throughout the whole development and production process as well as the scheduling and more impact on the release dates.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 16


                      We've mentioned that these films can be done over a seven-year period of time through the middle of 2012, with the first film likely to be in 2007, 2008 and that our partner for distribution will be Paramount.

                      Paramount will fund the distribution and marking cost and receive a distribution fee for its services. Essentially, this unique structure allowing Marvel to receive the upside in its properties and its films without having to take any material risk is something that is very unique and probably difficult for others to duplicate.

                      It is essentially there because of four or five factors that Marvel has built up overtime. The brands that Marvel
                      - and what it stands for in the film business. The fact that we are using identified IP here that we own and control, that our collateral for this facility, that our properties are not just one film but in almost every case, to date, have been sequels and spin-offs, really businesses in of themselves, and the great track record that Marvel's 11 films have shown to date, very unique in the industry, and lastly and most importantly the team lead by Avi and the team in LA that have been producing these films and has helped create a success which allows this venture to be created.

Peter Cuneo:          Thank you David, very much.

                      What we like to do now is open the floor to questions.

Operator:             Thank you. Ladies and gentlemen, if you would like to
                      register a question please press the 1 followed by the 4 on your telephone.

                      You will hear a three tone prompt to acknowledge your request. If your question has been answered and you would like to withdraw your registration please press the 1 followed by the 3.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 17


                      If you are using a speakerphone, please lift your handset before entering your request.

                      One moment please for the first question.

                      Our first question comes from the line of Barton Crockett with JP Morgan please proceed with your question.

Barton Crockett:      Okay good, thank you.

                      I was wondering if you could talk a little bit more about the accounting for this movie venture, in other words you know, I understand that, you know, if a movie, for instance, is a flop that the cash cost of that would be non-recourse to you, but in terms of accounting perspective, will you be flowing through the full profits and losses of this venture as the movie goes through its cycle, which you know, maybe negative at the beginning when you advertise a bigger share of the negative cost and the marketing, but perhaps positive later on as we go through the residual tail.

                      You know, or is this a different type of structure where even your exposure to accounting losses will be limited. If you could explain that, I'd appreciate it.

                      Thank you.

Kenneth West:         Barton this is Ken West, that's an excellent question, and the answer to that is such that in light of the fact that we'll be controlling all the operations associated with the production in these films we will be consolidating the full result of each film.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 18


                      So therefore, to the extent that losses are to recognized upon the release of a film, those who flow to our own income statement or - and the same with any profit, they'll be fully consolidated, and you're correct in the sense that because it's financed by a non-recourse facility, any accumulated losses if ever, will not be the responsibility of Marvel, although they'll be consolidated in our results, they will not be the responsibility of Marvel.

Peter Cuneo:          We also will provide complete transparency in our public
                      statements so that you will be able to breakdown that consolidation into its pieces and see exactly what's happening with the film fund at that time. We don't anticipate having to do anything at this point until 2007.

Barton Crockett:      Okay, great. And then if I could switch gears here a
                      little bit, I was wondering if you could tell us if you have done any audience testing for Fantastic Four at this point or seen any result of that from Fox and so you could tell us how that compares to perhaps some other, you know, movies, you know, in terms of X-Men and Spiderman in terms of the audience reception.

                      Thank you.

Peter Cuneo:          Avi?

Avi Arad:             Well, we do, we don't do audience testing with Marvel
                      movies, we have never done it, we do family and friends.

                      So there's such a frenzy around our movies on the Internet that we try and guard it religiously and once we do audience testing, especially on a movie that has a lot of CGI and therefore it's not ready until literally the last minute.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 19


                      What we do conduct regularly, testing as far as trailers, spots and before we start, we do Q-rating which I believe we shared with you in the past that the Q-rating for Fantastic Four awareness were actually higher than something like Batman for example which is - to us, was surprising, and yet that was the result of the Q-test.

                      All that I can give you as far as the research is now there is tremendous awareness. There great interest in it especially teens. There was an article in the LA times by Patrick Goldstein on Tuesday, he'd ask this informal group of teenagers what they're interested to see this summer, and if you read it, you'll see the interest in us, and trailers are scoring incredibly well and so I was telling you, we are going to be throughout this summer until opening day in July, on a very hot schedule coming out of Fox.

                      We are going to be on Star Wars, we are going to be on Batman, we are going to be everywhere that it means something to be Mr. and Mrs. Smith, all the big movies because of our relation to the studio.

Peter Cuneo:          Thank you, Avi.  Next question please.

Operator:             Thank you.

                      Our next question comes from the line of Robert Routh with Jefferies.

                      Please proceed with your question.

Robert Routh:         Yeah, good morning guys.  Just a few quick questions.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 20


                      First, there was a story that ran in Daily Variety not too long ago saying that Sony was looking to get the rights to make movies based on one of your lesser known characters known as KillRaven.

                      I'm wondering whether or not you could comment on the story itself in terms of Sony's interest in that property and also what do you think the possible advantages would be to continue to dig into your library of the lesser known characters such as Men in Black and Blade that have done incredibly well, where most of society seems to think Marvel only has 10 core characters and that is it, where that's really not the case.

                      I was wondering if you could give us a little light on that.

                      Second, I was wondering if you can comment a little bit on the tax situation and if you're doing anything to try and mitigate that going forward and finally, I'm wondering whether you could comment as to whether this new facility you put in place and your ability now to make your own productions with non-recourse financing, should in theory give you more leverage with the existing studios you have relationships with and give you the ability to possibly negotiate better deals going forward for characters with them if you so chose to do that given that you can make the movies yourself if they don't want to play ball according to your rules.

Peter Cuneo:          Again three questions, Avi, if you would address KillRaven and leveraging studios.

Avi Arad:             I'll address one and three and we're going to have some
                      fun, try and address number two. On number one, I think the KillRaven announcement, yes it's something that Sony wants to do and at this point we are not entering into an

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 21


                      agreement from KillRaven with Sony, it was premature to put it in the paper, yet someone did.

                      We know that we have more than 10 characters, we have many, many characters that are film worthy, licensing worthy, video game worthy and so on.

                      KillRaven happened to be a great story and many, many studios have interest in and at this point, no, we are not going to enter into an agreement on it. If you look at the list of movies that are in development right now, again it's more about the conservative nature in which we try and report these things.

                      But if you look at the list, things like Antman, Black Panther, Captain America, KillRaven, Nick Fury, Silver Surfer, so these are all huge characters and as you know, if we make a movie, we make a sequel and like that, there are many, many mores characters that we are developing and we are looking at more than this list - more represent things that are in the very near future on our schedule.

                      So we have at first as you are all aware, movies and sequels without the studios, our relationship with the studios are very good. We'll continue to nurture our kids and make sure that they're done correctly, but under this new agreement, under the potential slate, we are going to weigh very carefully what do we want to - if at all, license, and if we do license, it will have to be under very different terms because we really don't need to do this so much material we can handle at the same time, so we have a high class problem here.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 22


Peter Cuneo:          Thanks Avi, on the question on the tax situation, as we
                      said on the last quarterly conference call, we're always looking at ways to reduce our overall tax rate, but at this point, we don't see anything that's material on the horizon.

                      And the tax rate that you should use for modeling purposes going forward is 38%.

Avi Arad:             I should mention to the third question one more thing. One of issues when you license movies to the studios, by the mere fact that the studio is not us, sometimes, there'll be limitation of what can we do in - for example, in animation, or in direct to video and so on and so forth, and these limitations will go by the wayside, will have total freedom exploiting our characters to the best of our ability meeting our needs, not someone else's.

Peter Cuneo:          Thank you, next question please.

Operator:             Thank you. Our next question comes from the line of Gordon
                      Hodge with Thomas Weisel Partners.

                      Please proceed with your question.

Gordon Hodge:         Yeah, good morning, just a couple of questions.

                      One, on the film deal with Paramount, I'm just curious, I gather that Paramount is getting sort of industry norm distribution fees, maybe you could comment on that.

                      And then also, you mentioned that the theatrical revenues would be the collateral on the loan, is that - I assumed when you say theatrical, you mean

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 23


                      just theatrical not including home video and other downstream revenues, I know merchandise is excluded already, but if you can comment on that.

                      And then also, David or Avi, I was wondering if you can just comment on what kind of staffing needs you think you have to, you know, have the capacity to ramp this effort.

                      And then the last the question is on the entertainment licensing revenues in the first quarter, look like a pretty strong number, you had some overages, I'm just wondering if you could comment on how Punisher home video might have contributed to that, are you getting paid yet by Lion's Gate on that particular picture, and then also if you can comment on the timing of the Spider -Man 1 syndication revenues and the timing of the non-refundable option on Spider-Man 3.

                      Thanks.

Peter Cuneo:          Gordon, we'll try, you're going to use up the rest of our
                      time up with your questions...

Gordon Hodge:         Pick what you like.

Peter Cuneo:          We're going to try to do these very quick, if I can ask
                      David to comment on the Paramount distribution deal, and then on the collateral question that you asked again and then Avi can comment on the staffing needs.

David Maisel:         Gordon, on the first two points. On the Paramount deal,
                      we're not divulging those type of details at this point.
                      We are very happy with Paramount as our partner, and very happy with our arrangements with them.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 24


                      Regarding the collateral, collateral is the film right to the IP, so it would be the revenues that would be tied to a normal feature film, which are the various different windows for that movie.

David Maisel:         The theatrical movies, the revenues, the home video
                      revenues for that movie, the TV revenues for that movie.

                      What is not included are the rights to that IP and if we did any merchandising or any other types of exposure, the theatrical film rights to that IP and the normal revenues that would be tied to a theatrical film.

Gordon Hodge:         Got it okay.

Peter Cuneo:          Avi on staffing.

Avi Arad:             Well, as we ramp up towards this sooner than the facility
                      closes, we have a plan of bringing in the proper people, I'll give you a little insight into the way it goes.

                      We have a development staff now, as you know, we've been producing movies with the studios for a long time so this is nothing new, it's just a continuation.

                      Once a movie gets into pre-production and then into greenlight, the studios, very much like we will, the studio start hiring people specific for the production - head of physical production, and then the movie itself get directors, actors, DPs, production designers and so on.

                      So, each movie becomes its own entity, what we need within our studio is head of physical production, that's something that we have some people that

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 25


                      we are looking at today, we don't need them right now, we need it once we get going.

                      But the rest of it is basically what we have will increase our development staff and make it stronger because we'll be developing a multitude of movies at the same time.

                      Other than that, it's a very similar process to making a movie which again as I said, each one on its own will have its own staffing.

Peter Cuneo:          Thanks, Avi.

                      Ken, the first quarter licensing for studios was over plan and was any of that Punisher?

Kenneth West:         No, in fact the Punisher profitability and our share
                      associated with that, which would include the revenues from all sources, including DVDs is in our future, not a quarter 1.

Gordon Hodge:         Wow Great, thanks.

Peter Cuneo:          And Spiderman, as far as international syndication is
                      concerned, have we seen any funds from that? Spider-Man international syndication, Spider-Man 1?

Kenneth West:         Nothing of significance yet.

Peter Cuneo:          Okay, it's not been material to date, next question
                      please.

Operator:             Thank you, our next question comes from the line of Arvind
                      Bhatia with Southwest Securities, please proceed with your question.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 26


                      Mr. Bhatia, your line is now open for questions, please proceed with your question.

Peter Cuneo:          Okay let us go to the next person please.

Operator:             I will proceed.

                      Our next question comes from the line of Lowell Singer with SG Cowen.

                      Please proceed with your question.

Lowell Singer:        I have a couple of questions, first Avi, you've made some
                      comments about Fantastic Four, but trying to be a little more specific here, are you comfortable the film is going to get to the, you know, multiple hundred million dollar box office number worldwide that I think many folks on the street are looking for.

                      Second, with the push out of Iron Man from next year, I know we've talked about that as a merchandisable event, does that change your internal forecast and look what kind of earnings growth you'll be able to drive `05 to `06 and I'm aware you haven't given `06 guidance yet, but I'm curious to what you're thinking internally on that.

                      And finally, getting back to the Paramount deal, I know, that you won't talk about specifics, I have two questions, Number one, some of the Avengers characters are obviously films that you have in production as individual characters, whether it's Hulk or Iron Man, how did the terms of the Paramount deal jive with the other deals you have for those characters?

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 27


                      And from an accounting perspective, since Paramount will be fronting the P&A, will you be recognizing net theatrical revenue or will the P&A be hitting your income statement?

                      Thank you.

Peter Cuneo:          Okay, the first question was on Fantastic Four, Avi?

Avi Arad:             Well you know, Fantastic Four is a big title. It's getting the full court press as I'm sure you hear from Fox
                      Entertainment.

                      We expect to do very good business with it, I'm not going to engage in forecasting the movie, if you look at the size of the title and the kind of date and the kind of marketing that's going into it, you form your own expectations and we have ours, and we hope everybody is going to be really happy about it.

                      There is nothing more dangerous than playing with box office numbers.

                      I am very comfortable with the movie, I feel that anything and everything that can be done to promote it is being done.

                      We are getting the support that we need, I think that what bodes well for us again needs is looking how retailers are looking at the movie and then they look at it as one of very few major marketing events for them.

                      We look at Burger King that came late to the table but once they saw the product, they jumped in and we begin their promotion for the months, so everything looks good and the rest is up to them, so that's as far as Fantastic Four is concerned.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 28


Peter Cuneo:          With regards to our looking at 2006, we do not suffer in
                      our outlook...

Avi Arad:             Let me go in to one more thing on Avengers and then I'll
                      be done.

                      If you look at the handbook of Marvel, almost everyone was an Avenger, a member of an Avengers at one time or another which is kind of interesting and they come in and out, the tremendous number of characters.

                      But the main team in Avengers such as Captain America and Antman that actually is the leader of the Avengers, and Wonder Man, and so all these characters are not spoken for and haven't been used yet.

                      And it allows us to still craft a great movie that does include these characters and some of them can make appearances and it would be characters that currently are not licensed to other studios, we would not create this conflict, it wouldn't be good for us anyhow.

Peter Cuneo:          Thanks, with regards to Iron Man slipping out of `06, that doesn't affect our internal forecast because we are always conservative and we typically do not assume with all the films that are a possibility to be introduced will actually happen.

                      Actually, in 2006 we have a very active media schedule, not only do we still have three films which are listed in the press release that we expect to come out, but in addition, we have three direct to video title that business is being launched in 2006, we have Avengers 1, Avengers 2 and Iron Man.

                      We also have the Fantastic Four animation that we're doing with Ante Films which Avi mentioned earlier which we expect to be exposed on a worldwide basis in 2006 and we have a growing wireless business as well.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 29


                      And so there is great deal of exposure for Marvel and our characters again globally through the wireless business, so we think we're going to be as active or more active than ever before in media in 2006 and we think that that suggests that we'll have a strong year.

Kenneth West:         There's also one element of the question that related to
                      the accounting for P&A, you know, future P&A cost on our films slate, and the proposed structure is anticipated that such P&A cost will be paid directly by Paramount and that our future revenue from the film slate would be net of P&A.

Lowell Singer:        Thank you all very much.

Peter Cuneo:          Okay, next question please.

Operator:             Thank you, our next question comes from the line of Joe
                      Hovorka with Raymond James.

                      Please proceed with your question.

Joseph Hovorka:       Thanks.  Three just quick questions here.

                      One is will the debt of this fund be carried on Marvel's balance sheet, secondly is how will the fund be paid? That is if you have $50 million in production cost and $100 million is taken in, how much of that would be retained by the investors in the fund and how much would Marvel get?

                      And then third, on your entertainment licensing in the quarter can you just talk about what did drive the increase year-over-year?

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 30


                      That's it, thanks.

Peter Cuneo:          What was your third question, Joe?

Joseph Hovorka:       Excuse me, the entertainment licensing in the first
                      quarter showed a large increase and Punisher wasn't in there, just curious on what drove that increase?

Kenneth West:         Okay, let me take a piece of the first and then the last.

                      And number one, as we stated before, all the operations associated with the production and the distribution of these films will be in our consolidated results accordingly, all borrowing would be reflected on our balance sheet, David, you want to go further?

David Maisel:         Yes in terms of the revenues and the waterfall in the film slate, the money that comes in from the films will first go to pay the gross participants and which includes ourselves, our producer fee, then our distributor partner in Paramount recoups its distribution cost and expense, and receives distribution fee and then our lenders recoup the loan that they made for the production itself and the related interest.

                      The remaining moneys, the so-called profits from the films are what Marvel receives as well, so the waterfalls, the standard waterfall for film project and similar to what other types of studios will receive when they produce their own movies.

Joseph Hovorka:       So essentially the fund is only going to get - earn the
                      interest on the money that it's funded for the fund, it has no proper participation?

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 31


Peter Cuneo:          That correct.

David Maisel:         That's correct, It's a completely debt facility so the
                      fund only earns its interest.

Joseph Hovorka:       Is each movie a discreet investment or are they all...

David Maisel:         It's the slate financing, it's a portfolio film so the
                      film - profitability from the films are crossed among each other similar to other slates in financial structures like that in the past.

                      The producing fees are not crossed.

Joseph Hovorka:       Alright thank you.

Peter Cuneo:          The upside, the question also is what were the sources of
                      the upside in entertainment revenues in licensing in the first quarter.

Kenneth West:         The answer to that is that the layering impact associated
                      with various different studio projects that have been released over the last two to three years have generated the much of the uptake in Q1 entertainment licensing from our studio activity.

Peter Cuneo:          So I think it is important to note that if I recall
                      correctly, we have revenue from nine different projects in the first quarter, five or six of those projects were past films and three to four are revenues from option payments and so on from films that are coming in the future.

                      And this would be typical for Marvel in any quarter.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 32


                      Next question please.

Operator:             Thank you.

                      Our next question comes from the line of Marla Backer with (Research Association Soleil.

                      Please proceed with your question.

Marla Backer:         Thank you.

                      I have three and I think very brief questions, I give them you at front and then wait for your answers, first of all, this taking greater control of your destiny which I think we all view very positively, does it have any implications for your future strategy from the toy division as well?

                      And then second question is regarding the Paramount deal, you talked about having the flexibility to do film budgets from $45 million up to $180 million, you probably already have an idea in mind of what, you know, what kind of a project you'll start - you'll kick of with, can we expect it to be at the lower end of that range as your kick off film?

                      And then the third question is on the share buyback, when you originally put the share buyback in place, I think the stock price was significantly lower than it currently is, do you still feel that you have to be as aggressive on buybacking share as you work normally?

                      Thank you.

Peter Cuneo:          Let's take these in reverse order, Marla.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 33


                      On the share buyback, we've said repeatedly and I will continue to say this that the board is very committed to buying back our shares and that's all we can say as, you know, at what prices we obviously believe in the company's future. So we will be aggressive, but we could never discuss our specific strategy for that.

                      We have had and I'll repeat what was said earlier, you know, our window if you will, not only for insiders, but for the company itself has been closed now for quite a while. And that is the reason that we have not been active in the last - really in the last two quarters in buying back our stock. We simply had no choice.

                      With regard to the Paramount deal and the sizes of the budgets in the first project, Avi, would you like to talk us about what do you think might be the first project on the film slate?

Avi Arad:             No. But we are developing many of these scripts at the
                      same time and what will indicate which movie goes first has nothing to do with the budget. It's the one that comes together first.

                      We probably would like to start with, I would say we focus on toward something bigger rather than smaller out of the box to make sure that we have a big event and then it shows the viability across all company businesses of doing what we are doing.

Peter Cuneo:          Thanks Avi, I want to add another point to my comments
                      about the share buyback, just to clarify.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 34


                      We are able, of course, to buy outside the window if we have put in a 10-B5 program. So we are not limited in the future just to the window whether it's open or not. We can buy outside the window as well. Just as any individual insider in the company could do the same thing.

                      There is also question about the future of our toy division and whether this film slate would change that at all and I think the answer is very simply no.

                      We continue to license out most of our business. We are very pleased with how that's going. Of course, in the slate's case, we will not have to share any of our toy revenues with the studio partner as we do in some cases, on some of our other films. And of course with this slate, we won't be sharing any merchandising as well.

                      So there's a big very favorable impact to Marvel in that sense.

Marla Backer:         Thank you very much.

Peter Cuneo:          Next question, please.

Operator:             Thank you.

                      Our next question comes from the line Alan Gould with Natexis Bleichroeder.

                      Please proceed with your question.

Alan Gould:           A number of very brief questions.

                      First, can you tell us about the interest rate is on the loan or assume it's just an interest rate.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 35


                      Two, can you tell about incremental overhead and development cost are going to be, are we talking a $5 million dollar neighborhood, $25 million neighborhood?

                      Number three, have you received the Spider-Man 3 commitment fee from Sony in this quarter?

                      And number four, how much initial advertising is Marvel spending on Fantastic Four?

David Maisel:         On the first two, when I can give a lot of details out at
                      this point on those, perhaps more details at closing, but I can give you some direction. You're correct on the interest rate. It is only an interest rate and at this point, we're not divulging exactly with that interest rate is.

                      And regarding the incremental overhead and development, the specific numbers obviously depend upon how many scripts you're developing at once, and as Avi mentioned on the overhead, we're taking a very planned approach.

                      But at this point, I think it's safe for us to say to you that it's nonmaterial definitively from Marvel the expenses down to development cost to the films that we actually make are reimbursed fully from the production budget and partially, the over incremental overhead that were spending as well is reimbursed from the actual film budget. But in any case, it's nonmaterial for Marvel Corporate.

Peter Cuneo:          On the third question, did we receive our advance
                      Spider-Man 3 from Sony in the first quarter? Yes we did.
                      That was part of the upside in numbers, that came sooner that we had expected.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 36


                      Also on the question of Fantastic Four, the company in combination with its master toy licensee is going to spend about between -- we don't know exactly -- between $5 million and $10 million in the May - June period of this year primarily through television to support Fantastic Four.

Alan Gould:           Okay. For follow up, is there going to be an 8-K on this
                      one, on this whole deal?

Peter Cuneo:          Yes.  The answer is yes.

Alan Gould:           Okay.  Thank you.

Peter Cuneo:          Next question, please.

Operator:             Thank you. Our next question comes from Mark Wallace --
                      Mike Wallace, I'm sorry, with UBS. Please proceed with your question.

Mike Wallace:         Hi. A couple questions, first the gross margins in the
                      first quarter seemed abnormally high and I know, you know, licensing is a big part of that, but was there anything out of the ordinary going on gross margins from the publishing or the toy business?

                      The second question, you mentioned Ghost Rider, there will be a video game next year. Just talk about who's doing that.

                      And third, just back to that the Paramount deal. Is it going to be a flat distribution fee that they get? Is there some sort of sliding scale that's associated with the box-office, or maybe an easier way to answer the question

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 37


                      if you're getting say 5% now for Spider-Man, maybe you can just give us a rough percentage of what you'll end keeping under this new deal.

Kenneth West:         To address the first quarter results in the operating
                      margins, in the improvements and such, if you look at the first quarter results and the Form 10-Q will be filed later today or tomorrow, you'll find a lot more detail, but you'll realize that approximately two-thirds of our revenue were generated from the high margin licensing division and that's what really has contributed to the improvement in overall margin.

                      And the publishing margins we were anticipating as we stated earlier will continue with margins of approximately 40% throughout 2005. No unusual nonrecurring elements in the quarter other than the Stan Lee settlement, which has been previously disclosed.

Peter Cuneo:          With regards to your question on the video games for Ghost
                      Rider, yes there will be a video game and yes there is an agreement on it, however we are not at liberty to divulge who that is right now because I think that we have E3 coming up in May and the partner would really and ComicCon as well after that and our partner would really like to wait to make a bigger announcement on that. But yes there will be a video game on Ghost Rider.

                      On the question, I think you asked about the gross participations that we'll be getting on the new slate? And how they compare the past deals we've done, they are on the high side. I think again we're not at liberty to give specifics at this time.

Mike Wallace:         Okay.  Thanks, Peter.

Peter Cuneo:          Next question, please.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 38


Operator:             Thank you.

Peter Cuneo:          I think we'll make this our last question.

Operator:             Our next question comes from the line of Anthony
                      DiClemente with Lehman Brothers.

                      Please proceed with you question.

Anthony
DiClemente:           Thank you, David, quick clarification on the collateral
                      question. Sorry if I, you talked about this, but let's just say, for example, the first film doesn't recoup its production cost, does that mean the collateral is the theatrical revenues on another character potentially that's in that slate of 10 characters or would the collateral be only that particular character which, I would imagine if the film was disappointing, then the IP on that character would by definition be worth less.

                      So, it just seems like a lousy deal for Merrill, and the second quick question is just to clarify, will Stan Lee, under the terms of settlement, does he have an ongoing claim on the percentage of the revenues and profit of licensing going forward?

                      Thanks. Bye.

David Maisel:         On the first question, Anthony, the way the collateral
                      works is the film rights of the 10 characters are pledged as collateral to the loan. So specifically, if for some reason, the first film didn't work out there will be really no effect. It only really - the collateral becomes callable is that for some reason, the entire

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 39


                      slate defaulted over a series of movies, in which case the film rights to all 10 characters, whether made or unmade would be the collateral for the loan.

                      As you know, in most of these situations, there would be an actual cash component of some sort likely as the collateral. In this case, it's purely the film rights to those 10 characters if for some reasons, this whole entire slate over the course of years and numbers of films got to difficulties.

                      Is that all helpful?

Anthony
DiClemente:           Yeah.  That's great.

                      Thanks.

Kenneth West:         With respect to your question on Stan Lee and his future
                      rights to profit participation, our settlement with him terminated all of his rights for future profit.

Peter Cuneo:          So, Stan will continue to receive his remuneration that's
                      in his contract and there's some benefit associated with that, but that is all.

                      There are no other claims. All of those have been settled.

                      And again the parties wanted to settle both the past and the future. I think it was very important to both sides to be able to do that because, frankly, the formulas that were going to be used to calculate profit were still very nonspecific and we could have debated, each side could be debated forever on this and I think both sides felt that we wanted to settle not only the claims for the past but also in form of a lump sum settle the future as well.

                                                              MARVEL ENTERPRISES
                                                          Moderator: Peter Cuneo
                                                             04-28-05/8:00 am CT
                                                          Confirmation #21243055
                                                                         Page 40


                      So we are now in complete agreement on that. So Stan will only get his remuneration and benefits in the future as called for in his contract.

                      I'd like to thank all of you very much. It's been a fun morning for us.

                      I think we're all very excited here and thank you for your questions, and we look forward to hearing from all of you in the future.

                      Thanks.

Operator:             Ladies and gentleman, that does conclude the conference
                      call for today.

                      We thank you for your participation and ask that you please disconnect your line.


                                       END